Exhibit 99 (c)-(2)

Camelot Information Systems Inc. Fairness Analysis Presented to the Special Committee of Independent Directors September 17, 2013 The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC and its affiliates.

 2 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Duff & Phelps Disclaimer •The following pages contain material that is being provided by Duff & Phelps, LLC (“Duff & Phelps”) to the special committee of independent directors (the “Independent Committee”) of the board of directors (the “Board of Directors”) of Camelot Information Systems Inc. (“Camelot” or the “Company”) in the context of a meeting held to consider a Proposed Transaction (defined herein). •The accompanying material was, and any Opinion (as defined herein) will be, compiled on a confidential basis for the use and benefit of the Independent Committee in connection with their evaluation of the Proposed Transaction and may not be distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps. •Because this material was prepared for use in the context of an oral presentation to the Independent Committee, whose members are familiar with the business and affairs of the Company, neither the Company nor Duff & Phelps, nor any of their respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Independent Committee. •These materials are not intended to represent an Opinion but rather to serve as discussion materials for the Independent Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion. •Any Opinion provided by Duff & Phelps would not: (i) address the merits of the underlying business decision of the Independent Committee, the Board of Directors or the Company or any other party to the Proposed Transaction to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation to the Independent Committee, the Board of Directors, the Company or any other person as to how such person should vote or as to any other specific action that should be taken in connection with the Proposed Transaction; or (iii) create any fiduciary duty on Duff & Phelps’ part to any party. •The information utilized in preparing this presentation was obtained from the Company and from public sources. Any estimates and projections contained herein have been prepared by the management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Duff & Phelps did not attempt to independently verify such information. •No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction. •Duff & Phelps’ affiliate, Duff & Phelps Securities, LLC (“DPS”), has acted as financial advisor to the Independent Committee providing such financial and market related advice and assistance as deemed appropriate in connection with the Proposed Transaction, including assisting the Independent Committee in initiating, soliciting and encouraging any alternative transaction proposals from third parties prior to the signing of the Merger Agreement, and will receive a fee for its services.

3 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Table of Contents 1.Introduction and Transaction Overview 2.Valuation Analysis –Discounted Cash Flow Analysis –Selected Public Companies / M&A Transactions Analysis Appendix 1.Assumptions, Qualifications, and Limiting Conditions 2.Premiums Paid Analysis – Supplemental

Introduction and Transaction Overview Section 01

5 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Introduction and Transaction Overview The Engagement •Duff & Phelps was retained by the Company to serve as independent financial advisor to the Independent Committee (solely in its capacity as such). •Specifically, Duff & Phelps has been asked to provide an opinion (the “Opinion”) to the Independent Committee as to the fairness, from a financial point of view, to the holders of ordinary shares, with no par value per share of the Company (individually, a “Share” and collectively, the “Shares”), other than the Excluded Shares (defined below), and the holders of American Depositary Shares of the Company, each representing 4 Shares (each, an “ADS” and collectively, “ADSs”), other than ADSs representing the Excluded Shares, of the Merger Consideration (defined below) to be received by such holders in the Proposed Transaction (defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs). The Proposed Transaction •It is Duff & Phelps’ understanding that the Company, Camelot Employee Scheme Inc. (“Parent”), a limited liability company incorporated under the laws of the British Virgin Islands and wholly owned by Mr. Simon Yiming Ma ("Mr. Ma"), the Company’s Chairman and Chief Executive Officer, and Camelot Employee SubMerger Scheme INC. (“Merger Subsidiary”), a limited liability company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of Parent, propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 18, 2013. Pursuant to the Merger Agreement, among other things, Merger Subsidiary will merge with and into the Company, whereupon the separate existence of Merger Subsidiary will cease and the Company will be the surviving corporation, and in connection with such merger each issued and outstanding Share (other than the Excluded Shares) will be cancelled in exchange for the right to receive US $0.5125 in cash per Share without interest (the “Per Share Merger Consideration”) and each issued and outstanding ADS (other than ADSs representing Excluded Shares) will be cancelled in exchange for the right to receive US $2.05 in cash per ADS without interest (the “Per ADS Merger Consideration”, and collectively with the Per Share Merger Consideration, the “Merger Consideration”) (collectively, the “Proposed Transaction”). •“Excluded Shares” shall mean Shares and/or ADSs beneficially owned (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by (i) Mr. Ma, its President, Ms. Heidi Chou ("Ms. Chou"), its Executive Vice President, Mr. Yuhui Wang (together with Mr. Ma and Ms. Chou, the "Consortium Members") and their respective affiliates, or (ii) holders of “Rollover Shares” or “Dissenting Shares,” each shall have the meaning as defined in the Merger Agreement. The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.

6 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Introduction and Transaction Overview Scope of Analysis •In connection with our analysis, Duff & Phelps has made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. 1.Reviewed the following documents: »The Company’s annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2011 and 2012; »The Company’s unaudited financial statements for the 6 months ended June 30, 2013; »A detailed financial projections model, prepared and provided to Duff & Phelps by management of the Company, upon which Duff & Phelps has relied in performing its analysis (the “Management Projections”); »Other internal documents relating to the past and current business operations, financial conditions and probable future outlook of the Company, provided to Duff & Phelps by management of the Company; »A letter dated September 16, 2013 from the management of the Company which made certain representations as to the Management Projections and the underlying assumptions for the Company (the “Management Representation Letter”); and »Documents related to the Proposed Transaction, including a draft of the Merger Agreement received on September 16, 2013; 2.Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company; 3.Reviewed the historical trading price and trading volume of the Company’s ADSs, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant; 4.Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and an analysis of premiums paid in selected transactions that Duff & Phelps deemed relevant; and 5.Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

7 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Introduction and Transaction Overview Top Stockholders (1) 6,355,328 out of 7,155,328 outstanding options are in-the-money at the US$0.5125 per Ordinary Share offer price, or US$2.05 per ADS. Source: Company filings, Capital IQ, Company provided Consortium Members Ma, Yiming (Chairman, CEO) 3,884,308 Chou, Heidi (President) 3,724,544 Wang, Yuhui (Executive Vice President ) 1,500,000 Consortium Members Top Institutional Holders Fidelity Investments DNB Asset Management AS Morgan Stanley, Investment Banking and Brokerage Investments Credit Suisse, Investment Banking and Securities Investments The Bank of New York Mellon Corp, Private Banking & Securities Investments Discovery Capital Management, LLC UBS Global Asset Management BNY Mellon Asset Management Skandia Fonder AB, Asset Management Arm Renaissance Technologies Corp. River & Mercantile Asset Management Total Top Institutional Holders 22,712,983 Other Public Stockholders 14,495,420 Total ADSs Outstanding 46,317,255 Options In-the-Money at Offer Price(1) 1,588,832 Fully Diluted ADSs Outstanding at Offer Price 47,906,087 100.00% Current Shareholders ADS % of Diluted ADS8.1% 7.8% 3.1% 9,108,852 19.0% 4,476,592 9.3% 4,442,708 9.3% 3,073,670 6.4% 2,922,746 6.1% 2,184,705 4.6% 1,32,736 2.4% 998,814 2.1% 776,115 1.6% 718,100 1.5% 634,538 1.3% 47.4% 30.3% 96.7% 3.3%

8 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Introduction and Transaction Overview Trading Analysis Note: There is no analyst coverage. Source: Capital IQ Camelot Information Systems Inc. - Trading History Mar 12, 2012 to Sep 13, 2013 0.0 500.0 1,000.0 1,500.0 2,000.0 2,500.0 3,000.0 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 Volume (thousands) ADS Price Volume Price 30-day Trailing VWAP 60-day Trailing VWAP 90-day Trailing VWAP (1) Trailing Volume Weighted Average Price (VWAP) at Offer Current (9/13/13) Offer Price Premium Relative to: 14.5% 30- Day VWAP (1) 41.3% 70.3% 67.9% 60- Day VWAP (1) 90- Day VWAP (1) One Day Prior 36.7% $1.79 $1.45 $1.20 $1.22 $1.50 Mar 12, 2013 Camelot receives an preliminary non-binding proposal from Insider to acquire remaining stake of CIS Apr 26, 2013 Camelot reported Q4 ’12 earnings results. The Company reported sales of $71.9 million and net loss of $0.24 per ADS Jun 10, 2013 Camelot reported Q1 ’13 earnings results. The Company reported sales of $59.6 million and net loss of $0.09 per ADS Dec 13, 2012 Camelot reported Q3 '12 earnings results. The Company reported sales of $63.0 million and net loss of $0.71 per ADS Aug 20, 2012 Camelot reported Q2 '12 earnings results. The Company reported sales of $62.1 million and earnings of $0.05 per ADS Mar 23, 2012 Camelot reported Q4 '11 earnings results. The Company reported sales of $59.7 million and earnings of $0.01per ADS May 22, 2012 Camelot reported Q1 '12 earnings results. The Company reported sales of $57.1 million and net loss of $0.02 per ADS Aug 22, 2013 Camelot reported Q2 '13 earnings results. The Company reported sales of $62.5 million and net loss of $0.18 per ADS Camelot Informations Systems Inc. Historical Trading Metrics (in thousands, except per ADS) One year prior to offer Post offer on March 12, 2013 Average Closing Price $1.95 Average Closing Price $1.72 High $3.90 High $1.86 Low $0.95 Low $1.54 Average Volume 161.4 Average Volume 95.4 % of ADSs Outstanding 0.35% % of ADSs Outstanding 0.21% % of Float 0.73% % of Float 0.43% Average Short Interest as % of ADS Outstanding 2.01% Average Short Interest as % of ADS Outstanding 1.39%

9 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Introduction and Transaction Overview Proposed Transaction Note: Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses), other than historical earnings per ADS which are presented as reported. LTM = Latest Twelve Months ending June 30, 2013 unless otherwise stated Source: Company filings, Capital IQ, Company provided  Camelot Informations Systems Inc. - Consortium Offer Premium Analysis Closing Implied Price Premium Current ADS price (9/13/13) $1.79 14.5% One-day prior to original offer (3/11/13) $1.50 36.7% One-week prior to original offer (3/6/13) $1.44 42.4% 30-days trailing VWAP prior to original offer $1.45 41.3% 60-days trailing VWAP prior to original offer $1.20 70.3% 90-days trailing VWAP prior to original offer $1.22 67.9% One-year prior to original offer (3/12/12) $2.93 (30.0%) Initial Public Offering (7/21/2010) $11.00 (81.4%) Consortium Revised Offer $2.05 Camelot Informations Systems Inc. - Implied Multiples Analysis ($ in millions, except per ADS data) Financials Offer 6/30/2013 $2.05 Fully Diluted ADSs Outstanding (millions) 47.91 Market Value of Common Equity $98.2 Plus: Debt 3.9 Plus: Midpoint Noncontrolling Interest 3.7 Less: Excess Net Working Capital (5.8) Less: Long Term Investment (0.7) Less: Proceeds from Exercise of Options (0.3) Less: Excess Cash (63.1) Implied Enterprise Value $36.0 Implied Offer Multiples: EV / LTM Revenue $257.0 0.14x EV / LTM EBITDA ($4.2) N/M Price / LTM Earnings per ADS ($1.21) NM EV / 2013 Revenue $261.2 0.14x EV / 2013 EBITDA $2.2 16.3x Price / 2013 Earnings per ADS ($0.11) N/M Price / Book Value $3.95 0.52x Price / Tangible Book Value $3.72 0.55x

10 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Introduction and Transaction Overview Per ADS Valuation Note: Balance sheet data and LTM as of June 30, 2013. EBITDA and projected earnings per ADS are adjusted to exclude public company costs and non-recurring income (expenses). Historical earnings per ADS are presented as reported. (1) Does not include out-of-the-money options. (2) Estimated at book value of a recently established joint-venture - Wuhan Steel Camelot Information Systems Co., Ltd. (3) Estimated at 0.5x - 1.0x book value. (4) Including bank loans. Valuation Range Conclusions (RMB in thousands, except per ADS values) Low Mid High Enterprise Value Discounted Cash Flow Analysis 205,000 229,000 263,000 Selected Public Companies / M&A Transactions Analysis 209,000 236,000 262,000 Enterprise Value Range 207,000 233,000 263,000 Plus: Proceeds from Exercise of Options (1) 1,607 1,607 1,607 Plus: Long Term Investment (2) 4,327 4,327 4,327 Plus: Excess Net Working Capital 35,309 35,309 35,309 Less: Noncontrolling Interest (3) (30,460) (22,845) (15,230) Less: Debt (4) (24,150) (24,150) (24,150) Value Attributable to Fully Diluted ADSs (Excluding Cash) 193,633 227,248 264,863 Fully Diluted ADSs Outstanding 47,906,087 47,906,087 47,906,087 Value Per ADS (RMB) 4.04 4.74 5.53 RMB to USD FX rate (as of 9/6/2013) 6.12 6.12 6.12 Per ADS Price Range (Excluding Excess Cash) $0.66 $0.78 $0.90 Excess Cash 386,258 386,258 386,258 Cash Value Per Fully Diluted ADSs Outstanding (RMB) 8.06 8.06 8.06 Cash Value Per Fully Diluted ADSs Outstanding (USD) $1.32 $1.32 $1.32 Per ADS Price Range $1.98 $2.09 $2.22 Implied Valuation Multiples USD RMB EV / 2012 EBITDA $6,966 43,877 4.7x 5.3x 6.0x EV / LTM EBITDA ($4,155) -25,527 NM NM NM EV / 2013 EBITDA $2,217 13,694 15.1x 17.0x 19.2x EV / 2014 EBITDA $8,409 52,316 4.0x 4.5x 5.0x EV / LTM Revenue $256,951 1,602,333 0.13x 0.15x 0.16x EV / 2013 Revenue $261,249 1,613,552 0.13x 0.14x 0.16x EV / 2014 Revenue $281,116 1,748,988 0.12x 0.13x 0.15x P / 2012 Earnings per ADS ($0.91) (5.73) NM NM NM P / LTM Earnings per ADS ($1.21) (7.59) NM NM NM P / 2013 Earnings per ADS ($0.11) (0.70) NM NM NM P/ Book Value Per ADS $3.95 24.17 0.50x 0.53x 0.56x P/ Tangible Book Value Per ADS $3.72 22.76 0.53x 0.56x 0.60x

11 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Introduction and Transaction Overview ADS Price Range $1.97 $1.98 $1.70 $1.80 $1.90 $2.00 $2.10 $2.20 $2.30 $2.40 $2.50 Discounted Cash Flow Analysis Selected Public Companies / M&A Transactions Analysis $2.22 $2.22 $2.05 Consortium Members Proposal

Valuation Analysis Section 02

13 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Valuation Analysis Discounted Cash Flow Analysis - Methodology and Key Assumptions Discounted Cash Flow Methodology •Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows. •Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders. •Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk. •The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. •Projected free cash flows are converted at each period from RMB to USD based on the forward rates. The cash flows are discounted using a USD-based weighted average cost of capital and converted back into RMB using a current spot exchange rate. Discounted Cash Flow Key Assumptions •Duff & Phelps used financial projections as provided by the Company’s management for the years ending December 31, 2013-2017 (excluding public company expenses, as provided by Company management) and extrapolated such financial projections for another five years. •Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula. •Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 16.0% to 20.0%, derived from the Capital Asset Pricing Model. •The following is a summary of the Management Projections and extrapolations of such projections utilized in the discounted cash flow analysis: –The Company’s net revenue is projected to increase at a compound annual growth rate (“CAGR”) of 5.2% over the ten-year period ending 2022. –EBITDA is projected to increase at a CAGR of 11.7% over the ten-year period ending 2022. –The Company’s average EBITDA margin over the 2013-2022 projection period is 3.1%. –Capital expenditures (“Capex”) are projected to average approximately 0.3% of net revenue over the period from 2013 through 2022.

14 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Valuation Analysis Financial Performance (1) Gross profit excludes depreciation and amortization. Note: Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses), other than historical net income and historical earnings per ADS which are presented as reported. Source: SEC filings, Company management Performance Metrics (RMB in thousands) YTD YTD LTM Management Projections 2009A 2010A 2011A 2012A 6/30/2012 6/30/2013 6/30/2013 2013P 2014P 2015P 2016P 2017P Net Revenue 805,901 1,303,812 1,464,356 1,600,343 753,449 755,439 1,602,333 1,613,552 1,748,988 1,925,528 2,071,144 2,197,433 Growth 61.8% 12.3% 9.3% 0.3% 8.3% 0.8% 8.4% 10.1% 7.6% 6.1% Gross Profit (1) 250,150 441,806 416,093 397,020 185,287 149,988 361,721 394,924 432,680 464,512 485,209 514,430 Margin 31.0% 33.9% 28.4% 24.8% 24.6% 19.9% 22.6% 24.5% 24.7% 24.1% 23.4% 23.4% EBITDA 137,949 228,417 68,130 43,877 27,282 -42,121 -25,527 13,694 52,316 46,924 36,152 38,185 Margin 17.1% 17.5% 4.7% 2.7% 3.6% (5.6%) (1.6%) 0.8% 3.0% 2.4% 1.7% 1.7% Growth 65.6% (70.2%) (35.6%) NM NM (68.8%) 282.0% (10.3%) (23.0%) 5.6% Net income attributable to Company 88,551 125,721 -263,213 -255,399 9,996 -78,747 -344,142 -33,605 23,959 19,639 17,513 25,375 Margin 11.0% 9.6% (18.0%) (16.0%) 1.3% (10.4%) (21.5%) (2.1%) 1.4% 1.0% 0.8% 1.2% Growth 42.0% NM NM NM NM NM (171.3%) (18.0%) (10.8%) 44.9% Diluted Earnings per ADS 2.66 3.04 (5.87) (5.73) 0.19 (1.67) (7.59) (0.70) 0.50 0.41 0.37 0.53 Growth 14.2% NM NM NM NM NM (171.3%) (18.0%) (10.8%) 44.9% Capital Expenditures 2,786 9,728 5,590 4,422 1,966 1,791 4,247 4,312 4,833 5,320 5,723 6,072 as % of Net Revenue 0.3% 0.7% 0.4% 0.3% 0.3% 0.2% 0.3% 0.3% 0.3% 0.3% 0.3% 0.3% Net Working Capital 345,568 543,959 665,246 663,250 746,587 813,832 813,832 618,743 649,054 691,507 715,005 731,917 as % of Net Revenue 42.9% 41.7% 45.4% 41.4% 50.8% 38.3% 37.1% 35.9% 34.5% 33.3%

15 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Valuation Analysis DCF Valuation Summary (1) Management provided tax rate of 15% in 2013-2014 (preferential tax treatments due to certain subsidiaries of the Company qualifying as "high and new technology enterprise", "Manufacturing Foreign- Invested Enterprise", and "Software Enterprise"). Management assumed tax rate to be 25% thereafter. (2) Prior to application of 10% dividend withholding tax calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation. Note: Balance sheet data and LTM as of June 30, 2013. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses), other than historical net income which is presented as reported. Years 2018-2021, not shown in the summary table above, are included in the financial projections model. Discounted Cash Flow Analysis (RMB in thousands) LTM CAGR 6/30/2013 2013P 2014P 2015P 2016P 2017P 2022P 3 Year 5 Year 10 Year Net Revenue 1,602,333 1,613,552 1,748,988 1,925,528 2,071,144 2,197,433 2,647,561 6.4% 6.5% 5.2% Growth 8.3% 0.8% 8.4% 10.1% 7.6% 6.1% 3.0% EBITDA (25,527) 13,694 52,316 46,924 36,152 38,185 133,099 EBITDA Margin (1.6%) 0.8% 3.0% 2.4% 1.7% 1.7% 5.0% Growth NM (68.8%) 282.0% (10.3%) (23.0%) 5.6% 3.0% 2.3% (2.7%) 11.7% 7/13-12/13 Earnings Before Interest and Taxes 44,831 27,539 28,365 23,232 31,817 126,515 Pro Forma Taxes (1) (7,858) (8,073) (12,900) (10,112) (11,066) (35,000) Net Operating Profit After Tax 36,973 19,466 15,466 13,120 20,752 91,516 Depreciation 3,356 5,600 6,254 6,972 5,364 5,852 Amortization 7,629 19,177 12,305 5,948 1,004 732 Capital Expenditures (2,522) (4,833) (5,320) (5,723) (6,072) (7,331) (Increase) / Decrease in Working Capital 91,030 (33,679) (47,170) (26,109) (18,791) (29,113) Free Cash Flow (2) 136,466 5,731 -18,466 -5,792 2,258 61,654 Terminal Growth Rate 3.0% 3.0% Weighted Average Cost of Capital 20.00% 16.00% Concluded Enterprise Value Range 205,000 263,000 Implied Equity Value 577,891 651,121 Fully Diluted ADSs Outstanding 47,906,087 47,906,087 Implied Per ADS Range (RMB) 12.06 13.59 Implied Per ADS Range (USD) $1.97 $2.22 Implied Valuation Multiples EV / 2012 EBITDA 43,877 4.7x 6.0x EV / LTM EBITDA -25,527 NM NM EV / 2013 EBITDA 13,694 15.0x 19.2x EV / 2014 EBITDA 52,316 3.9x 5.0x EV / LTM Revenue 1,602,333 0.13x 0.16x EV / 2013 Revenue 1,613,552 0.13x 0.16x EV / 2014 Revenue 1,748,988 0.12x 0.15x P/ Book Value Per ADS 24 0.50x 0.56x P/ Tangible Book Value Per ADS 23 0.53x 0.60x P / 2012 Earnings -255,399 NM NM P / LTM Earnings -344,142 NM NM P / 2013 Earnings -33,605 NM NM

16 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis •Duff & Phelps reviewed the current trading multiples of 15 publicly traded companies that we determined to be relevant to our analysis. •These companies operate in the global IT Services industry. •Duff & Phelps analyzed the LTM and projected revenue, EBITDA, and EPS for each of the selected publicly traded companies. Selected M&A Transactions Analysis •Duff & Phelps selected merger and acquisition transactions involving target companies that Duff & Phelps determined to be relevant to its analysis. Duff & Phelps computed the LTM EBITDA for each of the target companies (where publicly disclosed). Duff & Phelps then calculated the implied enterprise value for each transaction to the target’s respective revenue and EBITDA. •Duff & Phelps selected 8 precedent transactions within the China Information Technology industry. Duff & Phelps also selected 27 precedent transactions that involved Chinese company going-private transactions. Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant. Rather than applying the average or median multiple from the public company set, Duff & Phelps selected multiples that reflect the Company’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group. Based on our review of publicly available information, none of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction. Duff & Phelps does not have access to nonpublic information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company. Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations.

17 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Valuation Analysis Selected Public Companies Analysis – Financial Metrics (1) Stock price and EV based on 1-day prior to offer date (2) EBITDA is adjusted to exclude public company costs and non-recurring income (expenses). LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) – (Cash & Equivalents) – (Net Non-Operating Assets) EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization Source: Bloomberg, Capital IQ, SEC filings Selected Public Companies Analysis 13-Sep-13 ($ in millions, except per share data) Company Information Market Data Revenue Growth EBITDA Growth EBITDA Margin Company Name HQ Exchange Stock Price % of 52- Wk High EV Tangible BV Per Share 3- Yr CAGR LTM 2013 2014 3- Yr CAGR LTM 2013 2014 3- Yr AVG LTM 2013 2014 China IT Services Companies (US-Listed) with Recent Non-Binding Offers Pactera Technology International Ltd. (1) China NasdaqGS $5.26 62.9% $326 $4.27 38.1% 5.1% 4.6% 11.3% 16.5% -39.5% 25.8% 27.5% 12.6% 5.9% 11.8% 13.5% iSoftStone Holdings Limited (1) China NYSE 4.84 86.1 362 4.61 41.6 19.9 15.7 28.7 44.0 27.5 20.5 28.6 10.7 10.5 11.5 11.5 Group Median 74.5% $344 $4.44 39.8% 12.5% 10.1% 20.0% 30.3% -6.0% 23.1% 28.1% 11.7% 8.2% 11.6% 12.5% China IT Services Companies (US-Listed) ChinaCache International Holdings Ltd. China NasdaqGM $5.09 84.8% $77 $4.43 50.8% 31.0% 30.8% 19.3% 1.9% -64.9% -24.4% 88.9% 9.4% 3.2% 3.7% 5.8% e-Future Information Technology Inc. China NasdaqCM 3.43 77.3 7 0.22 25.9 8.4 NA NA NM NM NA NA -1.3 0.6 NA NA Trunkbow International Holdings, Ltd. China NasdaqGM 0.93 64.0 49 2.37 37.3 6.4 NA NA 23.5 -29.1 NA NA 49.7 28.2 NA NA China Information Technology, Inc. China NasdaqGS 4.55 100.0 198 1.42 -5.1 5.4 NA NA NM NM NA NA -0.3 NM NA NA Group Median 81.0% $63 $1.89 31.6% 7.4% 30.8% 19.3% 12.7% -47.0% -24.4% 88.9% 4.5% 3.2% 3.7% 5.8% China IT Services Companies (SEHK-Listed) Chinasoft International Ltd. China SEHK $0.28 85.6% $536 $0.10 40.0% 22.4% 22.9% 23.6% 88.9% 5.4% 32.4% 21.2% 10.1% 8.8% 10.4% 10.2% Digital China Holdings Limited Hong Kong SEHK 1.20 63.1 1,588 0.96 13.6 -0.4 -8.9 7.6 33.2 -4.5 3.1 13.2 2.2 2.2 2.7 2.9 Kingdee International Software Group Co. Ltd. China SEHK 0.30 90.7 902 0.05 24.7 -10.0 4.0 13.7 NM NM NM 35.5 6.4 7.3 21.4 25.5 Group Median 85.6% $902 $0.10 24.7% -0.4% 4.0% 13.7% 61.1% 0.4% 17.7% 21.2% 6.4% 7.3% 10.4% 10.2% Global IT Services Companies Polaris Financial Technology Limited India BSE $1.84 81.3% $108 $1.87 18.6% 4.8% 9.9% 8.7% 5.5% -9.4% 24.5% 4.8% 13.3% 11.7% 13.2% 12.7% helios and matheson information technology limited India BSE 1.22 100.0 77 1.83 8.7 36.3 NA NA 14.2 26.2 NA NA 19.8 19.3 NA NA MindTree Limited India BSE 16.94 100.0 636 5.22 22.1 18.4 20.3 13.0 25.3 34.4 14.4 9.6 15.9 19.9 19.6 19.0 Information Services International-Dentsu Ltd. Japan TSE 10.39 79.4 228 9.85 6.0 13.1 4.0 3.4 29.2 28.6 7.2 12.9 9.3 9.7 10.2 11.1 GFI Informatique S.A. France ENXTPA 5.25 100.0 364 (0.37) 3.2 13.6 13.1 2.4 2.9 9.2 21.4 3.9 6.1 6.3 7.2 7.3 Allgeier SE Germany XTRA 18.90 95.7 207 (6.19) 23.7 15.6 15.3 7.0 23.3 2.7 21.9 16.2 5.9 5.7 5.9 6.5 Group Median 97.8% $217 $1.85 13.6% 14.6% 13.1% 7.0% 18.7% 17.7% 21.4% 9.6% 11.3% 10.7% 10.2% 11.1% Aggregate Mean 84.7% $378 $2.04 23.3% 12.7% 12.0% 12.6% 25.7% -1.1% 14.7% 23.8% 11.3% 9.9% 10.7% 11.4% Aggregate Median 85.6% $228 $1.83 23.7% 13.1% 13.1% 11.3% 23.4% 4.0% 20.9% 16.2% 9.4% 8.1% 10.4% 11.1% Camelot (Management Projection) (2) 25.7% 8.3% 0.8% 8.4% -31.7% -228.2% -68.8% 282.0% 8.3% -1.6% 0.8% 3.0%

18 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Valuation Analysis Selected Public Companies Analysis – Market Multiples (1) Stock price and EV based on 1-day prior to offer date LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) – (Cash & Equivalents) – (Net Non-Operating Assets) EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization EPS = Earnings Per Share Source: Bloomberg, Capital IQ, SEC filings Selected Public Companies Analysis 13-Sep-13 ($ in millions, except per share data) Company Information Market Data Price as Multiple of Enterprise Value as a Multiple of Company Name HQ Exchange Stock Price % of 52-Wk High EV LTM EPS 2013 EPS 2014 EPS Tangible Book Value Book Value LTM EBITDA 2013 EBITDA 2014 EBITDA LTM Revenue 2013 Revenue China IT Services Companies (US-Listed) with Recent Non-Binding Offers Pactera Technology International Ltd. (1) China NasdaqGS $5.26 62.9% $326 52.6x 8.2x 6.3x 1.23x 0.87x 8.7x 4.2x 3.3x 0.51x 0.49x iSoftStone Holdings Limited (1) China NYSE 4.84 86.1 362 14.4 16.1 6.1 1.05 0.83 8.5 7.1 5.6 0.89 0.82 Group Median 74.5% $344 33.5x 12.1x 6.2x 1.14x 0.85x 8.6x 5.7x 4.4x 0.70x 0.66x China IT Services Companies (US-Listed) ChinaCache International Holdings Ltd. China NasdaqGM $5.09 84.8% $77 NM NM 50.9x 1.15x 1.09x 16.3x 12.3x 6.5x 0.51x 0.45x e-Future Information Technology Inc. China NasdaqCM 3.43 77.3 7 NM NM NM 15.30 0.71 NM NA NA 0.21 NA Trunkbow International Holdings, Ltd. China NasdaqGM 0.93 64.0 49 6.4 NM NM 0.39 0.36 5.9 NA NA 1.66 NA China Information Technology, Inc. China NasdaqGS 4.55 100.0 198 NM NM NM 3.21 1.30 NM NA NA 2.10 NA Group Median 81.0% $63 6.4x NM 50.9x 2.18x 0.90x 11.1x 12.3x 6.5x 1.09x 0.45x China IT Services Companies (SEHK-Listed) Chinasoft International Ltd. China SEHK $0.28 85.6% $536 19.0x 17.2x 13.6x 2.92x 1.49x 12.6x 9.5x 7.8x 1.11x 0.98x Digital China Holdings Limited Hong Kong SEHK 1.20 63.1 1,588 8.1 8.3 7.3 1.24 1.23 7.7 6.7 6.0 0.17 0.18 Kingdee International Software Group Co. Ltd. China SEHK 0.30 90.7 902 NM 43.8 26.3 5.48 2.91 NM 14.3 10.5 3.20 3.06 Group Median 85.6% $902 13.6x 17.2x 13.6x 2.92x 1.49x 10.1x 9.5x 7.8x 1.11x 0.98x Global IT Services Companies Polaris Financial Technology Limited India BSE $1.84 81.3% $108 6.7x 5.2x 4.6x 0.98x 0.86x 2.6x 2.1x 2.0x 0.30x 0.28x helios and matheson information technology limited India BSE 1.22 100.0 77 3.7 NM NM 0.67 0.61 4.3 NA NA 0.83 NA MindTree Limited India BSE 16.94 100.0 636 11.9 10.6 10.0 3.24 3.22 8.3 7.2 6.6 1.65 1.42 Information Services International-Dentsu Ltd. Japan TSE 10.39 79.4 228 12.5 11.4 10.3 1.05 0.91 3.2 2.9 2.6 0.31 0.30 GFI Informatique S.A. France ENXTPA 5.25 100.0 364 14.4 11.3 9.8 NM 1.13 6.1 5.1 4.9 0.38 0.36 Allgeier SE Germany XTRA 18.90 95.7 207 19.4 15.0 10.0 NM 1.39 5.9 5.4 4.6 0.34 0.32 Group Median 97.8% $217 12.2x 11.3x 10.0x 1.02x 1.02x 5.1x 5.1x 4.6x 0.36x 0.32x Aggregate Mean 84.7% $378 15.4x 14.7x 14.1x 2.92x 1.26x 7.5x 7.0x 5.5x 0.95x 0.79x Aggregate Median 85.6% $228 12.5x 11.4x 10.0x 1.23x 1.09x 6.9x 6.7x 5.6x 0.51x 0.45x

19 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Valuation Analysis Selected Public Companies Analysis – Ranking Tables Source: Capital IQ, Company management Selected Public Company Ranking Charts Company LTM Revenue Company LTM Gross Margin Company LTM EBITDA Margin Digital China Holdings Limited $9,251.2 Trunkbow International Holdings, Ltd. 76.2% Trunkbow International Holdings, Ltd. 28.2% GFI Informatique S.A. 949.5 Kingdee International Software Group Co. Ltd. 67.5% MindTree Limited 19.9% Information Services International-Dentsu Ltd. 741.6 e-Future Information Technology Inc. 40.6% helios and matheson information technology limited 19.3% Pactera Technology International Ltd. 633.4 MindTree Limited 33.9% Polaris Financial Technology Limited 11.7% Allgeier SE 610.9 iSoftStone Holdings Limited 33.7% iSoftStone Holdings Limited 10.5% Chinasoft International Ltd. 482.6 Chinasoft International Ltd. 32.4% Information Services International-Dentsu Ltd. 9.7% iSoftStone Holdings Limited 405.3 ChinaCache International Holdings Ltd. 31.2% Chinasoft International Ltd. 8.8% MindTree Limited 386.5 Information Services International-Dentsu Ltd. 30.5% Kingdee International Software Group Co. Ltd. 7.3% Polaris Financial Technology Limited 359.1 Pactera Technology International Ltd. 30.1% GFI Informatique S.A. 6.3% Kingdee International Software Group Co. Ltd. 281.7 helios and matheson information technology limited 29.8% Pactera Technology International Ltd. 5.9% Camelot Information Systems Inc. 257.0 Polaris Financial Technology Limited 23.0% Allgeier SE 5.7% ChinaCache International Holdings Ltd. 150.4 Camelot Information Systems Inc. 22.6% ChinaCache International Holdings Ltd. 3.2% China Information Technology, Inc. 94.1 China Information Technology, Inc. 20.8% Digital China Holdings Limited 2.2% helios and matheson information technology limited 92.8 Allgeier SE 13.2% e-Future Information Technology Inc. 0.6% e-Future Information Technology Inc. 33.0 GFI Informatique S.A. 8.1% Camelot Information Systems Inc. -1.6% Trunkbow International Holdings, Ltd. 29.5 Digital China Holdings Limited 7.1% China Information Technology, Inc. NM Company LTM EBITDA Growth Company 2012 to 2014 Projected EBITDA CAGR Company NWC as % of LTM Revenue MindTree Limited 34.4% Chinasoft International Ltd. 26.7% Trunkbow International Holdings, Ltd. 244.5% Information Services International-Dentsu Ltd. 28.6% Pactera Technology International Ltd. 26.7% iSoftStone Holdings Limited 51.1% iSoftStone Holdings Limited 27.5% iSoftStone Holdings Limited 24.5% Camelot Information Systems Inc. 50.8% helios and matheson information technology limited 26.2% ChinaCache International Holdings Ltd. 19.5% China Information Technology, Inc. 41.7% GFI Informatique S.A. 9.2% Allgeier SE 19.0% Chinasoft International Ltd. 35.4% Chinasoft International Ltd. 5.4% Polaris Financial Technology Limited 14.2% helios and matheson information technology limited 31.0% Allgeier SE 2.7% GFI Informatique S.A. 12.3% Pactera Technology International Ltd. 29.3% Digital China Holdings Limited -4.5% MindTree Limited 11.9% MindTree Limited 16.7% Polaris Financial Technology Limited -9.4% Information Services International-Dentsu Ltd. 10.0% Information Services International-Dentsu Ltd. 13.0% Trunkbow International Holdings, Ltd. -29.1% Camelot Information Systems Inc. 9.2% Kingdee International Software Group Co. Ltd. 9.3% Pactera Technology International Ltd. -39.5% Digital China Holdings Limited 8.0% Digital China Holdings Limited 9.2% ChinaCache International Holdings Ltd. -64.9% e-Future Information Technology Inc. NM ChinaCache International Holdings Ltd. 7.8% Camelot Information Systems Inc. NM Trunkbow International Holdings, Ltd. NM GFI Informatique S.A. 2.2% e-Future Information Technology Inc. NM China Information Technology, Inc. NM Allgeier SE 1.0% China Information Technology, Inc. NM Kingdee International Software Group Co. Ltd. NM Polaris Financial Technology Limited 0.0% Kingdee International Software Group Co. Ltd. NM helios and matheson information technology limited NM e-Future Information Technology Inc. -23.2%

20 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Valuation Analysis Selected M&A Transactions Analysis – Chinese Information Technology Transactions Source: Capital IQ, SEC filings Selected M&A Transactions Analysis - China Information Technology Transactions ($ in millions) Premium as a % of Announced Status Target Name Target Business Description Acquirer Name Insider Ownership (if Applicable) Enterprise Value LTM Revenue LTM EBITDA EBITDA Margin EV / EBITDA EV / Revenue Premium as a % of 1-Day Prior 1-Week Prior 1-Month Prior 6/6/13 Preliminary Proposal iSoftStone Holdings Limited Provides an integrated suite of IT services and solutions primarily in the Peoples Republic of China, the United States, Europe and Japan Management Buyout 11.0% $298.6 $390.7 $41.9 10.7% 7.1x 0.76x 20.9 28.0 40.0 5/20/13 Preliminary Proposal Pactera Technology International Ltd. Operates as a consulting and technology services provider in the People’s Republic of China Management Buyout 10.0% $500.6 $636.8 $52.3 8.2% 9.6x 0.79x 42.6 46.5 33.0 11/2/12 Preliminary Proposal Trunkbow International Holdings, Ltd. Operates as a mobile application enabler, offering application platforms that provide mobile value added solutions and mobile payment solution in the People’s Republic China Management Buyout 43.9% $66.8 $31.0 $14.5 46.8% 4.6x 2.16x 24.8 37.7 62.2 8/10/12 Closed VanceInfo Technologies Inc. Engages in providing information technology (IT) consulting services HiSoft Technology International Limited NA $427.9 $338.3 $27.0 8.0% 15.8x 1.26x 19.5 37.3 22.6 5/21/12 Closed Yucheng Technologies Limited Provides information technology (IT) software, solutions and services for slate-owned commercial banks in the People’s Republic of China Management Buyout 16.2% $78.9 $87.6 $10.2 11.6% 7.8x 0.90x 26.4 25.4 28.3 2/19/12 Closed China TransInfo Technology Corp. Provides intelligent transportation systems (ITS) and related technology solutions for the transportation industry in China Management Buyout 24.9% $151.5 $159.5 $18.6 11.6% 8.2x 0.95x 12.6 19.1 23.1 1/20/12 Pending AsiaInfo-Linkage, Inc. Provides telecommunications software solutions, and information technology products and services to telecommunications carriers and operators, and cable television operators in China and internationally CITIC Capital Partners NA $574.2 $481.0 $105.4 21.9% 5.4x 1.19x 21.0 50.8 79.9 1/7/12 Closed Pansoft Company Limited (1) Engages in the development and marketing of accounting and enterprise resource planning software primarily for the oil and gas industry Management Buyout NA $14.5 $21.9 $1.8 8.2% 8.1x 0.66x 106.5 118.4 58.4 Mean 15.9% 8.3x 1.08x 34.3% 45.4% 43.4% (1) Based on Revised Offer Median 11.2% 7.9x 0.93x 22.9% 37.5% 36.5% Source: Capital IQ, Company Filings

21 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Valuation Analysis Selected M&A Transactions Analysis – Industry Agnostic Chinese Going-Private Transactions Source: Capital IQ, SEC filings Announced Date Status Target Name Insider Ownership EV LTM Revenue LTM EBITDA EBITDA Margin EV / EBITDA EV / Revenue 1-Day Prior 1-Week Prior 1-Month Prior 6/20/13 Pending ChinaEdu Corporation 14.0% $95.2 $79.5 $21.0 26.5% 4.5x 1.20x 19.9% 16.9% 17.6% 5/21/13 Pending Le Gaga Holdings Ltd 50.8% $136.1 $88.2 $40.9 46.4% 3.3x 1.54x 20.1% 23.4% 14.6% 3/11/13 Pending Simcere Pharmaceutical Group.(1) 77.6% $519.4 $343.7 $30.9 9.0% 16.8x 1.51x 21.4% 22.1% 26.9% 10/15/12 Pending Yongye International, Inc. 32.5% $368.0 $427.4 $130.6 30.6% 2.8x 0.86x 37.8% 41.0% 52.8% 10/9/12 Pending American Lorain Corporation 46.5% $73.4 $225.0 $31.8 14.1% 2.3x 0.33x 28.5% 39.1% 25.0% 10/3/12 Closed Feihe International, Inc. 45.3% $256.1 $288.7 $22.3 7.7% 11.5x 0.89x 21.3% 29.8% 21.1% 9/27/12 Closed China Kanghui Holdings NM $655.4 $56.8 $25.6 45.1% 25.6x 11.55x 25.5% 22.5% 33.8% 9/26/12 Closed 7 Days Group Holdings Limited 30.4% $650.9 $355.9 $69.4 19.5% 9.4x 1.83x 30.6% 50.8% 49.5% 9/12/12 Closed 3SBio Inc. 4.2% $119.5 $96.2 $26.6 27.6% 4.5x 1.24x 29.4% 33.9% 30.9% 9/7/12 Closed Syswin Inc. 59.8% $27.5 $77.2 NA NA NA 0.36x 25.0% 42.9% 66.7% 8/13/12 Pending LJ International Inc. 11.0% $147.9 $193.3 $16.0 8.3% 9.3x 0.77x 24.2% 25.8% 22.7% 8/12/12 Closed Focus Media Holding Ltd. 18.5% $2,884.4 $845.6 $317.3 37.5% 9.1x 3.41x 15.5% 28.1% 38.5% 7/6/12 Closed ShangPharma Corporation 66.1% $142.2 $118.5 $17.3 14.6% 8.2x 1.20x 30.8% 32.2% 48.5% 5/9/12 Closed China Nuokang Bio-Pharmaceutical Inc. 61.2% $83.0 $44.6 $8.4 18.9% 9.8x 1.86x 56.8% 58.9% 59.8% 4/1/12 Closed Winner Medical Group Inc. 74.0% $99.1 $157.5 $19.6 12.5% 5.1x 0.63x 32.3% 42.9% 21.6% 3/27/12 Closed Zhongpin, Inc. 17.5% $694.2 $1,456.2 $107.3 7.4% 6.5x 0.48x 46.6% 58.8% 20.4% 2/24/12 Closed Gushan Environmental Energy Limited 34.8% $35.1 $196.2 $9.2 4.7% 3.8x 0.18x 34.1% 35.2% 22.2% 1/6/12 Closed Jingwei International Limited 58.9% $36.1 $41.5 $10.0 24.1% 3.6x 0.87x 16.4% 20.0% 19.1% 11/19/11 Closed Global Education & Technology Group Limited N/A $174.0 $56.9 $7.9 13.9% 22.1x 3.06x 105.0% 230.5% 245.0% 11/12/11 Closed China GrenTech Corp. Ltd. 32.4% $218.2 $269.4 $30.1 11.2% 7.3x 0.81x 23.0% 15.8% 56.7% 10/28/11 Closed China Real Estate Information Corporation 54.4% $292.3 $215.3 $46.3 21.5% 6.3x 1.36x NM NM NM 10/15/11 Closed Shanda Interactive Entertainment Ltd. 68.4% $1,559.7 $1,018.0 $167.9 16.5% 9.3x 1.53x 23.5% 27.7% 16.7% 7/25/11 Closed SOKO Fitness & Spa Group, Inc. 9.2% $87.1 $37.2 $15.1 40.6% 5.8x 2.34x NM NM NM 6/27/11 Closed Tiens Biotech Group (USA), Inc. 95.1% $150.0 $43.0 $9.5 22.0% 15.9x 3.49x 67.0% 59.3% 29.4% 3/25/11 Closed Funtalk China Holdings Limited 77.1% $609.9 $1,101.4 $86.3 7.8% 7.1x 0.55x 17.1% 25.7% 45.5% 1/28/11 Closed China Security & Surveillance Technology, Inc. 20.9% $541.9 $653.4 $106.9 16.4% 5.1x 0.83x 33.2% 34.9% 23.1% 3/7/11 Closed China Fire & Security Group, Inc. 40.0% $217.6 $85.5 $24.0 28.0% 9.1x 2.54x 43.8% 56.5% 57.1% Mean 20.5% 8.6x 1.7x 33.1% 43.0% 42.6% (1) Based on revised offer Median 17.7% 7.2x 1.2x 28.5% 33.9% 29.4%

22 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Valuation Analysis Selected Public Companies / M&A Transactions Conclusions Note: Balance sheet data and LTM as of June 30, 2013. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses), other than historical net income which is presented as reported. Considerations Recent deterioration of gross margin and EBITDA margin Projected EBITDA growth and margin below the peer group .Customer concentration risk Lack of geographic diversity (over 90% of revenue PRC business) .Geopolitical risk versus the global peers Significant working capital requirements Selected Public Companies Analysis / M&A Transactions Analysis (RMB in thousands) Enterprise Valuation Multiples Valuation Sumarry Metric Public Company Range Public COmpany Median Selected Multiple Range Company Performance Enterprise Value Range EV / 2014 EBITDA 2.0x - 10.5x 5.6x 4.00x - 5.00x ¥ 52,316 ¥ 209,264 - ¥261,580 Concluded Enterprise Value Range ¥ 209,000 - ¥ 262,000 Implied Equity Value ¥ 581,891 - ¥650,121 Fully Diluted ADSs Outstanding 47,906,087 47,906,087 Implied per ADS Range (RMB) ¥ 12.15 ¥ 13.57 Implied Per ADS Range (USD) $1.98 - $ 2.22 Implied Valuation Multiples EV / 2012 EBITDA ¥43,877 4.8X - 6.0X EV / LTM EBITDA ¥-25,527 NM - NM EV / 2013 EBITDA ¥13,694 15.3x - 19.1x EV / 2014 EBITDA ¥52,316 4.0X - 5.0x EV / LTM Revenue  1,602,333 0.13x - 0.16x EV / 2013 Revenue ¥ 1, 613, 552 0.13x - 0.16x P / Book ¥1,157,787 0.50x - 0.56x P / 2012 Earnings ¥- 255,399 NM - NM P / LTM Earnings -344,142 NM - NM P / 2013 Earnings ¥-33,605 NM - NM

Assumptions, Qualifications, and Limiting Conditions Appendix 01

24 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Assumptions, Qualifications, and Limiting Conditions If issued, our Opinion letter will include assumptions, qualifications and limiting conditions similar to the following. This is not meant to be a complete list of the assumptions, qualifications and limiting conditions which will be included in our Opinion letter, if rendered. Assumptions and Reliance – In compiling financial projections and performing its analyses with respect to the Proposed Transaction, Duff & Phelps: •Relied upon and assumed the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information; •Relied upon the fact that the Independent Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; •Assumed that any estimates, evaluations, forecasts and projections including, without limitation, the Management Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same and Duff & Phelps has relied upon such matters in performing its analysis; •Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction; •Assumed that the representations and warranties made by all parties in the Merger Agreement and the Management Representation Letter are substantially accurate; •Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed; •Assumed that there has been no material change in the assets, liabilities, financial conditions, businesses, results of operations or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps; •Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Merger Agreement, without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all material respects with all applicable laws; and •Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any undue delay, limitation, restriction or condition that would have a material adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction. To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon for any purpose. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction and as to which Duff & Phelps does not express any view or opinion in this Opinion, including as to the reasonableness of such assumptions.

25 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Assumptions, Qualifications, and Limiting Conditions Qualifications – If issued, our Opinion will be qualified by the following: •Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon the information made available to Duff & Phelps as of the date hereof and market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. •Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise) of the Company. •Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Proposed Transaction (or any other time). This Opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company’s credit worthiness, tax advice, or accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. •In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration, or with respect to the fairness of any such compensation. In addition, this Opinion does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Shares and ADSs (excluding the Excluded Shares).

26 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Assumptions, Qualifications, and Limiting Conditions Limiting Conditions – If issued, the use of our Opinion will be strictly limited and will state: •This Opinion is furnished for the use and benefit of the Independent Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. •This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Independent Committee or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. •This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party. •This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated April 19, 2013 (the “Engagement Letter”). •This Opinion is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Premiums Paid Analysis Appendix 02

28 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tifCONFIDENTIAL Premiums Paid Analysis Going Private and IT Services Company Transactions Note: Excludes negative premiums. Source: Capital IQ 25 dp_logo_rgb_whiteboxforPPT.tifdp_logo_rgb_whiteboxforPPT.tif Premiums Paid Analysis - Going Private Transactions Transactions announced, closed, or effective from August 2010 -August 2013 Premium as a % of Number of Deals One-Day Prior to Announcement Date One-Week Prior to Announcement Date One-Month Prior to Announcement Date One-Day Prior as a % of 52-Week High Overall Mean 363 38.6 40.0 50.2 72.4 Overall Median 28.6 30.4 31.6 79.8 Chinese Companies Mean 54 37.6 46.3 46.3 61.3 Chinese Companies Median 28.1 36.4 36.3 64.9 US-Listed Chinese Companies Mean 42 37.9 46.3 46.9 60.4 US-Listed Chinese Companies Median 28.3 36.2 33.4 63.7 Camelot Informations Systems Inc. 36.7 42.4 41.4 78.5 Premiums Paid Analysis - IT Consulting and Other Services Change of Control Transactions Transactions announced, closed, or effective from August 2010 -August 2013 Premium as a % of Number of Deals One-Day Prior to Announcement Date One-Week Prior to Announcement Date One-Month Prior to Announcement Date One-Day Prior as a % of 52-Week High Overall Industry Mean 45 37.5 41.1 42.3 75.5 Overall Industry Median 25.0 29.6 32.5 80.6 Chinese Companies Mean 6 23.2 32.8 36.4 63.8 Chinese Companies Median 20.9 32.7 30.6 59.9 China IT Consulting VanceInfo Technologies Inc. 19.5 37.3 22.6 51.6 iSoftStone Holdings Limited 20.9 28.0 40.0 68.3 Pactera Technology International Ltd. 42.6 46.5 33.0 44.8 Yucheng Technologies Limited 26.4 25.4 28.3 79.7 AsiaInfo-Linkage, Inc. 21.0 50.8 79.9 43.3Camelot Informations Systems Inc. 36.7 42.4 41.4 78.5